Exhibit 10.9

                              _______________, 2001

Dear _________:

     Safety Components International, Inc. (the "Company") hereby agrees that, except as set forth in the following paragraph, if there occurs a Change of Control (as defined below) of the Company, and within twelve (12) months thereafter, there occurs either (i) a termination by the Company of your employment with the Company (other than a termination for Cause (as defined below), death or Disability (as defined below)) or (ii) a termination by you by reason of a Constructive Termination (as defined below), the Company shall pay to you, in lieu of any other payments or benefits to which you may otherwise be entitled, a severance payment equal to _____ months, calculated at the salary in effect at the effective date of the termination (the "Effective Date") and shall provide ____ months of health insurance continuation under "COBRA" at the same cost to you of such coverage prior to the Effective Date. Such severance payment shall be payable in ____ equal monthly installments commencing on the first day of the month following the Effective Date.

     Nothwithstanding the foregoing, the Company will not pay to you the above-referenced severance payment in the event that your employment with the Company is terminated by the Company within twelve (12) months (the "Grace Period") after a Change of Control, if the acquirer (the "Acquiring Person") agrees to employ you in a substantially equivalent position, at the same or a higher salary and with substantially the same duties as you held with the Company prior to such transaction, in which event, if your employment with the Acquiring Person is terminated within the Grace Period (a) by the Acquiring Person other than for cause, disability (as such terms may be defined by the Board of Directors of the Acquiring Person) or death or (b) by you by reason of a Constructive Termination, the Acquiring Person will make the severance payment to you required by the first paragraph hereof. Such agreement by the Acquiring Person to employ you as aforesaid, without any further action, shall relieve the Company of any and all obligations under this Agreement.

     Notwithstanding anything else in this Agreement, the cash component of any severance payment under this Agreement shall no longer be payable to any extent in the event that you receive any amount of Severance Period Earnings. For purposes of this Agreement, "Severance Period Earnings" shall mean any amount(s) received as income from a subsequent employer or business during the period such severance amount otherwise would be payable. In addition, the health insurance continuation component of any severance payment under this Agreement also (except as required by applicable federal or state "COBRA" continuation laws) shall no longer apply in the event that you become covered, or become eligible to be covered (even if your contribution or application is required), by a group health insurance plan of a subsequent employer or business.

     For purposes of this Agreement:

          1.   A "Change of Control" will be deemed to have occurred upon:

               (i) the acquisition by any one person or a group of associated persons (the "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the shares of Common Stock then outstanding (the "Outstanding Common Stock") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), if such acquisition of beneficial ownership would




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          result in such Person  beneficially  owning either  individually or in the aggregate 50.1% or more of the Outstanding Common Stock or 50.1% or more of the combined voting power of the Outstanding Voting
          Securities;   provided,   however,  that  immediately  prior  to  such
          acquisition such Person(s) was not a direct or indirect beneficial owner of 50.1% or more of the Outstanding Common Stock or 50.1% or more of the combined voting power of Outstanding Voting Securities, as the case may be; and provided further, however, that if such acquisition is by a person who was a stockholder of the Company as of October 31, 2000, then a Change of Control does not occur unless both this Subsection (i) and Subsection (iii)'s change in Board composition provisions are met; or

               (ii) approval by the stockholders of the Company of a reorganization, merger, consolidation, substantial liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to herein as a "Corporate Transaction"); provided, however, in any such case, payment of any benefits, or amounts (cash, stock or otherwise) shall be conditioned upon the actual consummation of such Corporate Transaction; or

               (iii) a change in the composition of the Board such that the individuals who, immediately prior to the date hereof, constitute the Board (such Board hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the
          Board on or subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was as a result of the retirement, resignation or removal of a Board member in the ordinary course of business and was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule l4a-11 of Regulation 14A under the Securities Exchange Act of 1934 (as amended from time to time), including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person(s) other than the Board shall not be so considered as a member of the Incumbent Board.

          2. A "Constructive Termination" shall be deemed to have occurred upon your voluntary termination of employment following the occurrence of any of the following: (a) a change in your duties or responsibilities, or a change in your reporting relationships, either of which results in or reflects a material diminution of the scope or importance of your responsibilities;
     (b) a reduction in your then current  base salary or annual  target  bonus;
     (c) a reduction in the level of benefits available or awarded to you under employee and officer benefit plans and programs including, but not limited to, annual and long-term incentive and stock-based plans and programs (other than as part of reductions in such benefit plans or programs affecting similarly situated employees of the Company); (d) any failure of any Acquiring Person following a Change of Control to agree to be bound by this Agreement, or (e) a relocation of your primary employment location which is more than 50 miles from your current primary employment location; provided, however, that for Constructive Termination to have been deemed to have occurred, you must give the Company written notice, at least 30 days prior to the date you intend to terminate your employment, providing a description of the events constituting Constructive Termination hereunder and, in the event the Company corrects or cures such events prior to the conclusion of such 30 day period, then Constructive Termination shall not exist hereunder.

          3. The term "Disability" shall mean your inability or failure to perform those duties for the Company or any subsidiary traditionally assigned to and performed by you because of your then


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     existing physical or mental condition,  impairment or incapacity.  The fact of disability shall be determined by the Board of Directors in its reasonable discretion, and shall be determined using the same definition of disability as would qualify you for disability benefits under the Company's long-term disability program generally applicable to you. The Board may consider such evidence as it deems desirable under the circumstances, and the Board's determination shall be final and binding on all parties.

          4. The term "Cause", as used herein, shall mean any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in, any of the following: (i) your commission of fraud, embezzlement or theft in connection with your duties for the Company or any subsidiary; (ii) your commission of a misdemeanor involving moral turpitude or your commission of a felony; (iii) the wrongful material damage to Company or subsidiary property by you; (iv) the wrongful disclosure of any secret process or confidential information of the Company or any subsidiary; (v) the violation of any non-disclosure, non-solicitation or non-competition covenants to which you are subject; (vi) your intentional or grossly negligent breach of any stated material employment policy of the Company or any subsidiary; or (vii) your refusal to follow reasonable directions or instructions of a more senior officer or the Board as to which the Company has notified you in writing and such refusal shall have continued for a period of three (3) business days after actual receipt of such notice.

     The above payments and benefits are in consideration of and conditional upon your execution of a release of claims against the Company as of the Effective Date, which release shall be in the form attached as Exhibit A.

     This Agreement shall be effective immediately upon your acceptance hereof by your signature below and shall remain in effect for as long as you are employed by the Company, it being understood that nothing contained herein is intended to create a contract or guaranty of continued employment by the Company.

     This Agreement may be amended only by a subsequent writing signed by each of the parties hereto.

     The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the State of Delaware without regard to its conflicts of laws rules. The non-prevailing party in any dispute arising out of or in connection with this Agreement shall bear the reasonable legal fees of the other party hereto.

     This Agreement contains the entire agreement between you and the Company hereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters.

     Please acknowledge your agreement to the foregoing by signing in the space provided below and returning to the undersigned an executed copy of this letter at your earliest convenience.

Sincerely,                                Accepted and agreed:



John C. Corey
                                          -----------------------------------
President
                                          -----------------------------------
and Chief Executive Officer               Signature

                                    Exhibit A

                                RELEASE AGREEMENT

     This RELEASE AGREEMENT ("Agreement") is made and entered into by and between _________________ ("Employee") and Safety Components International, Inc. ("SCI").

     WHEREAS, Employee and SCI have entered into a letter agreement dated ___________ under which Employee is entitled to receive certain severance benefits (the "Letter Agreement"); and

     WHEREAS, as a condition precedent to Employee's receipt of such severance benefits, the Letter Agreement requires Employee to execute a release of claims against SCI as of the date of Employee's termination from employment;

     NOW, THEREFORE, for and in consideration of the mutual promises set forth below, it is hereby agreed by and between Employee and SCI as follows:

     1. In full consideration of Employee's execution of this Agreement and his compliance with its terms and conditions, SCI agrees to provide the severance benefits specified in the Letter Agreement subject to the terms and conditions contained therein.

     2. Employee, intending to be legally bound and for and in consideration of the benefits described in this Agreement, does for himself, his heirs, executors, administrators, successors and assigns hereby remise, release and forever discharge SCI, its shareholders, successors, predecessors, subsidiaries, affiliates, assigns, directors, officers, agents, employees and former employees, and all persons, corporations or other entities who might be claimed to be jointly and severally liable with them, from any and all actions, claims, demands, charges, suits and damages whatsoever arising from or relating in any way to his employment with SCI, whether known or unknown or whether asserted or unasserted, from the beginning of time to the date of execution of this Agreement, including but not limited to claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (29 U.S.C. ss. 626 et seq.), the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act, claims for breach of contract, unpaid wages, wrongful or constructive discharge, intentional or negligent infliction of emotional distress and any other statutory or common law theories, including any claim for attorneys' fees and costs, which he or anyone claiming by, through or under him in any way might have or could claim against SCI.

     3. Employee agrees that he will not institute any legal proceedings either individually or as a class representative or member against SCI as to any matter. Employee knowingly and intentionally waives any rights to any additional recovery that might be sought on his behalf against SCI as to any matter based upon, arising from or relating to his employment with SCI, by any other person, entity, local, state or federal government or agency thereof, including specifically and without limitation, the state and federal Departments of Labor.

     4. Employee shall make himself reasonably available for assistance with and shall cooperate with SCI in connection with litigation or other on-going matters in which his assistance may be needed during the period in which Employee is receiving severance benefits pursuant to the Letter Agreement.

     5. Employee agrees that he shall remain bound by and subject to all agreements or other obligations of non-disclosure, non-solicitation and/or non-competition to which he was a party or otherwise bound in connection with his employment with SCI.

     6. Employee agrees that he will not, at any time or in any manner, either directly or indirectly, disclose, divulge, communicate or otherwise reveal or allow to be revealed the facts, terms, substance or content of this Agreement or the facts, terms, substance or content of any communications, written or oral, concerning the negotiation, execution or implementation of this Agreement, to anyone other than his attorney, his accountant or his immediate family members, except as required by law.

     7. It is expressly understood that this Agreement is not to be construed as an admission of any liability or violation of any federal, state or local statute or regulation, or of any duty owed by SCI which liability or violation of statute, regulation or duty is expressly denied by SCI. The consideration set forth in paragraph 1 of this Agreement is a benefit to which Employee is not automatically entitled but which has been offered in consideration of the above release and to resolve any and all potential disputes.

     8. Employee acknowledges that he has had up to 21 days to consider the terms of this Agreement. SCI encourages Employee to review this Agreement with his attorney, if he so desires.

     9. This Agreement shall become effective seven (7) days after its signature. Within seven (7) days of his signature, Employee may revoke his Agreement by providing written notice to the Vice President of Human Resources, Safety Components International, Inc., 41 Stevens Street, Greenville, South Carolina 29605.

     10. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

     11. Except as provided herein, each provision of this Agreement is intended to be severable. If any term or provision is held to be invalid, void or unenforceable by a court of competent jurisdiction for any reason whatsoever, such ruling shall not affect the remainder of this Agreement.

     12. The parties, intending to be legally bound, apply their signatures voluntarily and with full understanding of the contents of this Release Agreement and after having had ample time to review and study this Agreement.

     Signed and executed this ____ day of _____________, 200__.

                                                                       (SEAL)
                          --------------------------------------------
                          Employee


                          Safety Components International, Inc.


                          By:
                                -------------------------------------
                          Title:
                                -------------------------------------